Exhibit 99.1

People’s United Financial Reports Third Quarter Net Income of $144.6 Million, or $0.34 per Common Share

•	Pre-provision net revenue of $198.9 million, increased 4 percent linked-quarter and 15 percent from a year ago.

•	Efficiency ratio of 53.8 percent, improved 300 basis points year-over-year, reflecting continued thoughtful expense management and realization of projected cost savings from acquisitions.

•

Provision for credit losses on loans of $27.1 million, decreased $53.7 million linked-quarter, and further strengthens the allowance for credit losses to total loans by 3 basis points to 0.94 percent, or 0.99 percent excluding PPP loans.

•	Sale of People’s United Insurance Agency to AssuredPartners announced; expected to close in the fourth quarter.

BRIDGEPORT, CT., October 22, 2020 – People’s United Financial, Inc. (NASDAQ: PBCT) today reported results for the third quarter 2020. These results along with comparison periods are summarized below:

($ in millions, except per common share data)
	Three Months Ended
	Sep. 30, 2020	Jun. 30, 2020	Sep. 30, 2019
Net income	$144.6	$89.9	$135.1
Net income available to common shareholders	141.1	86.4	131.6
Per common share	0.34	0.21	0.33

Operating earnings[1]	144.7	101.0	135.5
Per common share	0.34	0.24	0.34

Net interest income	$391.4	$405.6	$348.7
Net interest margin	2.97%	3.05%	3.12%

Non-interest income	101.1	89.6	106.0

Non-interest expense	$293.6	$304.0	$281.4
Operating non-interest expense[1]	289.0	285.5	276.4

Efficiency ratio	53.8%	53.5%	56.8%

Average balances
Loans	$44,853	$45,153	$38,317
Deposits	49,542	48,447	38,657

Period-end balances
Loans	45,231	45,452	38,781
Deposits	49,637	49,934	38,574

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

“We are pleased with the Company’s third quarter financial and operating performance, which is reflective of strong execution throughout the franchise,” said Jack Barnes, Chairman and Chief Executive Officer. “Our employees have successfully adapted to the pandemic-driven environment and its many challenges. This has enabled them to effectively meet customer needs, introduce AlwaysChecking our new free digital identity protection service, and advance strategic initiatives. Specifically, we remain focused on investing in digital capabilities and we strengthened this commitment with the recent creation of the Business Transformation Office. This specialized unit will lead our efforts related to digitization, process automation, and Fintech relationships. We are excited about the enhancements and efficiencies this team will deliver moving forward.”

Barnes continued, “The total impact of the pandemic on the long-term economy is unknown. However, improvements in economic activity during the quarter provide us a level of cautious optimism as we look ahead. We are particularly pleased with the significant reduction in customers needing relief as total loan deferrals were approximately $1.6 billion at September 30, down from more than $7.1 billion at the end of June. Our relationship managers have continued to maintain a high level of contact to help borrowers navigate their specific situations. We remain confident the strength of our long-held, conservative underwriting philosophy and approach to supporting customers will continue to serve the Company well.”

“Third quarter operating earnings of $144.7 million, increased 43 percent linked-quarter and benefited from higher fee income, well-maintained expenses, reduced provision, and a lower effective tax rate,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “We remain disciplined managing deposit costs, which were down for the fifth consecutive quarter. Our net interest margin of 3.00%, excluding the unfavorable impact of PPP loans, was approximately five basis points lower from the second quarter, primarily due to downward pressure on loan yields. Commercial period-end loans grew $422 million or one percent from June 30 as a result of record mortgage warehouse balances and solid growth by LEAF. Conversely, retail period-end loans decreased $643 million or five percent mostly attributable to our planned reduction of residential mortgages. Period-end deposits were down $298 million or one percent linked-quarter as strong commercial growth was more than offset by runoff of higher cost wholesale funding and a decline in municipal balances.”

	As of and for the Three Months Ended
	Sep. 30, 2020	Jun. 30, 2020	Sep. 30, 2019
Asset Quality
Net loan charge-offs to average total loans	0.15%	0.08%	0.06%
Non-performing loans as a percentage of total loans[1]	0.68%	0.65%	0.45%

Returns
Return on average assets[2]	0.94%	0.58%	1.05%
Return on average tangible common equity[2]	13.1%	8.1%	14.0%

Capital Ratios
People’s United Financial, Inc.
Tangible common equity / tangible assets	7.5%	7.3%	7.8%
Tier 1 leverage	8.2%	8.0%	8.7%
Common equity tier 1	10.0%	9.8%	10.1%
Tier 1 risk-based	10.5%	10.3%	10.7%
Total risk-based	11.9%	11.8%	12.0%

People’s United Bank, N.A.
Tier 1 leverage	8.7%	8.5%	8.8%
Common equity tier 1	11.1%	10.9%	10.8%
Tier 1 risk-based	11.1%	10.9%	10.8%
Total risk-based	12.3%	12.3%	12.2%

[1]	Ratios for periods prior to January 1, 2020 have been restated to reflect the total loan portfolio (originated & acquired)
[2]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16

The Board of Directors declared a $0.18 per common share quarterly dividend payable November 15, 2020 to shareholders of record on November 2, 2020. Based on the closing stock price on October 21, 2020, the dividend yield on People’s United Financial common stock is 6.8 percent.

People’s United Bank, N.A. is a subsidiary of People’s United Financial, Inc., a diversified, community-focused financial services company headquartered in the Northeast with approximately $61 billion in assets. Founded in 1842, People’s United Bank offers commercial and retail banking through a network of more than 400 retail locations in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine, as well as wealth management solutions. The company also provides specialized commercial services to customers nationwide.

3Q 2020 Financial Highlights

Summary

•	Net income totaled $144.6 million, or $0.34 per common share.

•	Net income available to common shareholders totaled $141.1 million.

•	Operating earnings totaled $144.7 million, or $0.34 per common share (see page 16).

•	Net interest income totaled $391.4 million in 3Q20 compared to $405.6 million in 2Q20.

•	Net interest margin decreased eight basis points from 2Q20 to 2.97% reflecting:

•	Lower yields on the loan portfolio (decrease of 15 basis points).

•	Lower rates on deposits (increase of four basis points).

•	Lower rates on borrowings (increase of one basis point).

•	One additional calendar day in 3Q20 (increase of two basis points).

•	Provision for credit losses on loans totaled $27.1 million.

•	Allowance for credit losses on loans increased $9.8 million.

•	Net loan charge-offs totaled $17.3 million.

•	Net loan charge-off ratio of 0.15% in 3Q20.

•	Non-interest income totaled $101.1 million in 3Q20 compared to $89.6 million in 2Q20.

•	Bank service charges increased $4.2 million.

•	Commercial banking lending fees increased $2.1 million.

•	Investment management fees increased $1.4 million.

•	Customer interest rate swap income decreased $1.5 million.

•	At September 30, 2020, assets under discretionary management totaled $8.9 billion.

•	Non-interest expense totaled $293.6 million in 3Q20 compared to $304.0 million in 2Q20.

•	Operating non-interest expense totaled $289.0 million in 3Q20 and $285.5 million in 2Q20 (see page 16).

•	Compensation and benefits expense, excluding $0.3 million and $1.0 million of merger-related expenses in 3Q20 and 2Q20, respectively, decreased $0.6 million.

•	Occupancy and equipment expense, excluding $0.9 million and $0.2 million of merger-related expenses in 3Q20 and 2Q20, respectively, increased $0.4 million.

•	Professional and outside services expense, excluding $1.4 million and $3.6 million of merger-related expenses in 3Q20 and 2Q20, respectively, increased $0.6 million.

•	Other non-interest expense includes merger-related expenses of $2.0 million in 3Q20 and $13.7 million in 2Q20.

•	The efficiency ratio was 53.8% for 3Q20 compared to 53.5% for 2Q20 and 56.8% for 3Q19 (see page 16).

•	The effective income tax rate was 16.0% for 3Q20 and 18.7% for the first nine months of 2020, compared to 20.2% for the full-year of 2019.

Commercial Banking

•	Commercial loans totaled $33.9 billion at September 30, 2020, a $422 million increase from June 30, 2020.

•	Paycheck Protection Plan loans totaled $2.6 billion at September 30, 2020.

•	The mortgage warehouse portfolio increased $768 million.

•	The equipment financing portfolio increased $7 million.

•	The New York multifamily portfolio decreased $62 million.

•	Average commercial loans totaled $33.1 billion in 3Q20, a $225 million increase from 2Q20.

•	Paycheck Protection Plan loans averaged $2.5 billion in 3Q20.

•	The average mortgage warehouse portfolio increased $344 million.

•	The average equipment financing portfolio decreased $57 million.

•	The average New York multifamily portfolio decreased $62 million.

•	Commercial deposits totaled $21.6 billion at September 30, 2020 compared to $21.0 billion at June 30, 2020.

•	The ratio of non-accrual commercial loans to total commercial loans was 0.65% at September 30, 2020 compared to 0.63% at June 30, 2020.

•	Non-performing commercial assets totaled $234.1 million at September 30, 2020 compared to $224.4 million at June 30, 2020.

•	For the commercial loan portfolio, the allowance for credit losses as a percentage of commercial loans was 0.86% at September 30, 2020 compared to 0.83% at June 30, 2020.

•	The commercial allowance for credit losses represented 132% of non-accrual commercial loans at September 30, 2020 compared to 131% at June 30, 2020.

Retail Banking

•	Residential mortgage loans totaled $9.1 billion at September 30, 2020, a $528 million decrease from June 30, 2020.

•	Average residential mortgage loans totaled $9.4 billion in 3Q20, a $413 million decrease from 2Q20.

•	Home equity loans totaled $2.1 billion at September 30, 2020, a $103 million decrease from June 30, 2020.

•	Average home equity loans totaled $2.2 billion in 3Q20, a $101 million decrease from 2Q20.

•	Retail deposits totaled $28.0 billion at September 30, 2020 compared to $28.9 billion at June 30, 2020.

•	The ratio of non-accrual residential mortgage loans to residential mortgage loans was 0.69% at September 30, 2020 compared to 0.65% at June 30, 2020.

•	The ratio of non-accrual home equity loans to home equity loans was 1.04% at September 30, 2020 compared to 1.01% at June 30, 2020.

•	For the retail loan portfolio, the allowance for credit losses as a percentage of retail loans was 1.17% at September 30, 2020 compared to 1.14% at June 30, 2020.

•	The retail allowance for credit losses represented 155% of non-accrual retail loans at September 30, 2020 compared to 160% at June 30, 2020.

Conference Call

On October 22, 2020, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; (10) changes in regulation resulting from or relating to financial reform legislation; and (11) the COVID-19 pandemic and its effect on the economic and business environment in which we operate. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

INVESTOR CONTACT:

Andrew S. Hersom
Investor Relations 203.338.4581
Andrew.Hersom@peoples.com

MEDIA CONTACT:

Steven Bodakowski
Corporate Communications 203.338.4202
Steven.Bodakowski@peoples.com

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	As of and for the Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions, except per common share data)	2020	2020	2020	2019	2019
Earnings Data:
Net interest income (fully taxable equivalent)	$398.7	$413.0	$403.7	$390.3	$356.0
Net interest income	391.4	405.6	396.0	382.7	348.7
Provision for credit losses (1)	26.8	80.8	33.5	7.3	7.8
Non-interest income (2)	101.1	89.6	123.8	124.2	106.0
Non-interest expense (2)	293.6	304.0	320.1	325.7	281.4
Income before income tax expense	172.1	110.4	166.2	173.9	165.5
Net income	144.6	89.9	130.4	137.5	135.1
Net income available to common shareholders (2)	141.1	86.4	126.9	134.0	131.6

Selected Statistical Data:
Net interest margin (3)	2.97%	3.05%	3.12%	3.14%	3.12%
Return on average assets (2), (3)	0.94	0.58	0.89	0.98	1.05
Return on average common equity (3)	7.5	4.6	6.7	7.2	7.7
Return on average tangible common equity (2), (3)	13.1	8.1	11.8	12.8	14.0
Efficiency ratio (2)	53.8	53.5	54.0	53.7	56.8

Common Share Data:
Earnings per common share:
Basic	$0.34	$0.21	$0.30	$0.31	$0.34
Diluted (2)	0.34	0.21	0.30	0.31	0.33
Dividends paid per common share	0.1800	0.1800	0.1775	0.1775	0.1775
Common dividend payout ratio (2)	53.6%	87.4%	60.9%	52.2%	53.1%
Book value per common share	$18.11	$17.95	$17.87	$17.60	$17.54
Tangible book value per common share (2)	10.37	10.18	10.07	10.12	9.74
Stock price:
High	12.36	13.99	17.00	17.22	17.10
Low	9.74	9.37	10.40	14.73	13.81
Close	10.31	11.57	11.05	16.90	15.64
Common shares oustanding (in millions) (2)	424.67	424.59	424.47	443.66	398.58
Weighted average diluted common shares (in millions)	420.29	420.15	429.77	424.98	394.45

(1)	Provision for credit losses in 2020 reflects the application of the CECL standard and the impact of COVID-19.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	As of and for the Nine Months Ended September 30,
(dollars in millions, except per common share data)	2020	2019
Earnings Data:
Net interest income (fully taxable equivalent)	$1,215.4	$1,051.4
Net interest income	1,193.0	1,029.6
Provision for credit losses (1)	141.1	21.0
Non-interest income	314.5	306.9
Non-interest expense (2)	917.7	837.0
Income before income tax expense	448.7	478.5
Net income	364.9	383.0
Net income available to common shareholders (2)	354.4	372.5

Selected Statistical Data:
Net interest margin (3)	3.05%	3.14%
Return on average assets (2), (3)	0.80	1.02
Return on average common equity (3)	6.3	7.5
Return on average tangible common equity (2), (3)	11.0	13.7
Efficiency ratio (2)	53.8	56.6

Common Share Data:
Earnings per common share:
Basic	$0.84	$0.97
Diluted (2)	0.84	0.96
Dividends paid per common share	0.5375	0.5300
Common dividend payout ratio (2)	64.5%	55.0%
Book value per common share	$18.11	$17.54
Tangible book value per common share (2)	10.37	9.74
Stock price:
High	17.00	18.03
Low	9.37	13.81
Close	10.31	15.64
Common shares oustanding (in millions) (2)	424.67	398.58
Weighted average diluted common shares (in millions)	423.28	387.78

(1)	Provision for credit losses in 2020 reflects the application of the CECL standard and the impact of COVID-19.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions)	2020	2020	2020	2019	2019
Financial Condition Data:
Total assets	$60,871	$61,510	$60,433	$58,590	$52,072
Loans	45,231	45,452	44,284	43,596	38,781
Securities	8,270	8,233	8,552	7,790	7,135
Short-term investments	439	987	744	317	158
Allowance for credit losses (1)	424	414	342	247	246
Goodwill and other acquisition-related intangible assets	3,244	3,254	3,264	3,275	3,065
Deposits	49,637	49,934	44,741	43,590	38,574
Borrowings	1,237	1,782	5,911	5,155	4,629
Notes and debentures	1,012	1,015	1,013	993	916
Stockholders’ equity	7,831	7,763	7,726	7,947	7,131
Total risk-weighted assets (2):
People’s United Financial, Inc.	45,647	45,657	46,408	45,208	39,794
People’s United Bank, N.A.	45,577	45,615	46,397	45,174	39,742
Non-accrual loans	306	296	240	224	176
Net loan charge-offs	17.3	8.5	10.6	6.7	5.8

Average Balances:
Loans	$44,853	$45,153	$43,460	$42,006	$38,317
Securities (3)	7,922	8,240	8,022	7,372	7,041
Short-term investments	842	774	289	294	219
Total earning assets	53,617	54,168	51,772	49,673	45,577
Total assets	61,293	61,841	58,604	56,130	51,524
Deposits	49,542	48,447	44,163	42,195	38,657
Borrowings	1,283	2,911	4,353	4,146	3,855
Notes and debentures	1,014	1,014	1,000	974	914
Total funding liabilities	51,839	52,372	49,515	47,314	43,427
Stockholders’ equity	7,801	7,757	7,804	7,654	7,079

Ratios:
Net loan charge-offs to average total loans (annualized)	0.15%	0.08%	0.10%	0.06%	0.06%
Non-performing assets to total loans, real estate owned and repossessed assets	0.71	0.69	0.59	0.57	0.52
Allowance for credit losses to (1):
Total loans	0.94	0.91	0.77	0.57	0.63
Non-accrual loans	138.4	139.8	142.2	110.0	139.5
Average stockholders’ equity to average total assets	12.7	12.5	13.3	13.6	13.7
Stockholders’ equity to total assets	12.9	12.6	12.8	13.6	13.7
Tangible common equity to tangible assets (4)	7.5	7.3	7.4	8.0	7.8
Total risk-based capital (2):
People’s United Financial, Inc.	11.9	11.8	11.3	12.0	12.0
People’s United Bank, N.A.	12.3	12.3	12.0	12.1	12.2

(1)	Allowance for credit losses and asset quality ratios for 2020 reflect the initial adoption and application of the CECL standard.
(2)	September 30, 2020 amounts and ratios are preliminary.
(3)	Average balances for securities are based on amortized cost.
(4)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

	Sept. 30,	June 30,	Dec. 31,	Sept. 30,
(in millions)	2020	2020	2019	2019
Assets
Cash and due from banks	$616.8	$491.9	$484.2	$635.2
Short-term investments	438.6	987.4	316.8	157.8
Securities:
Trading debt securities, at fair value	—	—	7.1	9.3
Equity securities, at fair value	5.6	5.8	8.2	7.8
Debt securities available-for-sale, at fair value	4,080.7	4,080.3	3,564.3	2,978.7
Debt securities held-to-maturity, at amortized cost	3,916.5	3,848.6	3,869.2	3,805.4
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	267.1	298.3	341.1	334.0

Total securities	8,269.9	8,233.0	7,789.9	7,135.2

Loans held-for-sale	21.4	12.2	511.3	24.8
Loans:
Commercial and industrial (1)	15,295.0	14,593.9	11,041.6	10,545.9
Commercial real estate (1)	13,713.3	13,999.5	14,762.3	12,186.9
Equipment financing	4,887.6	4,880.1	4,910.4	4,735.6

Total Commercial Portfolio	33,895.9	33,473.5	30,714.3	27,468.4

Residential mortgage	9,095.6	9,623.7	10,318.1	9,308.7
Home equity and other consumer	2,239.1	2,354.3	2,563.7	2,004.3

Total Retail Portfolio	11,334.7	11,978.0	12,881.8	11,313.0

Total loans	45,230.6	45,451.5	43,596.1	38,781.4
Less allowance for credit losses	(423.8)	(414.0)	(246.6)	(246.0)

Total loans, net	44,806.8	45,037.5	43,349.5	38,535.4

Goodwill and other acquisition-related intangible assets	3,243.5	3,253.7	3,274.6	3,064.9
Bank-owned life insurance	710.5	708.1	705.0	505.6
Premises and equipment, net	281.3	285.7	305.5	258.5
Other assets	2,482.4	2,500.2	1,853.0	1,754.4

Total assets	$60,871.2	$61,509.7	$58,589.8	$52,071.8

Liabilities
Deposits:
Non-interest-bearing	$14,101.9	$13,656.9	$9,803.7	$9,129.3
Savings	5,846.3	5,759.4	4,987.7	4,616.6
Interest-bearing checking and money market	23,361.8	22,943.6	19,592.6	16,727.2
Time	6,326.5	7,574.4	9,205.5	8,100.4

Total deposits	49,636.5	49,934.3	43,589.5	38,573.5

Borrowings:
Federal Home Loan Bank advances	579.8	1,289.7	3,125.4	2,948.5
Customer repurchase agreements	432.5	342.1	409.1	315.6
Federal funds purchased	225.0	150.0	1,620.0	1,365.0

Total borrowings	1,237.3	1,781.8	5,154.5	4,629.1

Notes and debentures	1,012.0	1,014.5	993.1	915.7
Other liabilities	1,153.9	1,016.1	905.5	822.8

Total liabilities	53,039.7	53,746.7	50,642.6	44,941.1

Stockholders’ Equity
Preferred stock	244.1	244.1	244.1	244.1
Common stock	5.3	5.3	5.3	4.9
Additional paid-in capital	7,657.3	7,651.2	7,639.4	6,901.5
Retained earnings	1,589.1	1,524.6	1,512.8	1,449.3
Accumulated other comprehensive loss	(77.9)	(73.9)	(166.9)	(182.3)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(117.4)	(119.3)	(122.9)	(124.7)
Treasury stock, at cost	(1,469.0)	(1,469.0)	(1,164.6)	(1,162.1)

Total stockholders’ equity	7,831.5	7,763.0	7,947.2	7,130.7

Total liabilities and stockholders’ equity	$60,871.2	$61,509.7	$58,589.8	$52,071.8

(1)

In connection with the United Bank core system conversion in April 2020, approximately $400 million of loans secured by owner-occupied commercial properties were prospectively reclassified, at that time, from commercial real estate loans to commercial and industrial loans. Prior period loan balances were not restated to conform to the current presentation.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in millions, except per common share data)	2020	2020	2020	2019	2019
Interest and dividend income:
Commercial real estate (1)	$110.5	$122.4	$149.6	$147.2	$136.6
Commercial and industrial (1)	110.7	112.4	106.4	114.9	113.4
Equipment financing	65.4	67.6	68.2	66.7	65.3
Residential mortgage	82.1	84.8	90.4	88.2	84.7
Home equity and other consumer	19.9	20.1	28.0	30.8	24.7

Total interest on loans	388.6	407.3	442.6	447.8	424.7
Securities	47.5	49.8	51.2	47.8	44.7
Short-term investments	0.4	0.2	2.0	1.0	1.3
Loans held-for-sale	0.3	0.3	3.3	0.3	0.2

Total interest and dividend income	436.8	457.6	499.1	496.9	470.9

Interest expense:
Deposits	36.5	41.7	78.9	86.9	92.2
Borrowings	1.5	2.0	15.4	18.5	21.5
Notes and debentures	7.4	8.3	8.8	8.8	8.5

Total interest expense	45.4	52.0	103.1	114.2	122.2

Net interest income	391.4	405.6	396.0	382.7	348.7
Provision for credit losses on loans (2)	27.1	80.8	33.5	7.3	7.8
Provision for credit losses on securities (2)	(0.3)	—	—	—	—

Net interest income after provision for credit losses	364.6	324.8	362.5	375.4	340.9

Non-interest income:
Bank service charges	24.5	20.3	28.0	28.9	27.0
Investment management fees	18.8	17.4	18.1	19.3	19.9
Commercial banking lending fees	12.7	10.6	12.1	12.9	11.8
Operating lease income	12.4	11.8	12.6	12.7	12.9
Insurance revenue	9.7	9.0	10.9	7.5	10.3
Cash management fees	8.8	8.1	7.4	7.1	7.3
Customer interest rate swap income, net	1.2	2.7	8.8	8.5	5.5
Other non-interest income (3)	13.0	9.7	25.9	27.3	11.3

Total non-interest income	101.1	89.6	123.8	124.2	106.0

Non-interest expense:
Compensation and benefits	166.5	167.8	173.9	171.4	158.1
Occupancy and equipment	49.1	48.0	51.0	52.2	45.0
Professional and outside services	24.1	25.7	38.5	29.6	23.7
Amortization of other acquisition-related intangible assets	10.2	10.2	10.7	9.8	8.0
Operating lease expense	9.3	8.8	9.8	9.6	9.9
Regulatory assessments	8.4	8.7	8.7	7.3	5.3
Other non-interest expense	26.0	34.8	27.5	45.8	31.4

Total non-interest expense (3)	293.6	304.0	320.1	325.7	281.4

Income before income tax expense	172.1	110.4	166.2	173.9	165.5
Income tax expense	27.5	20.5	35.8	36.4	30.4

Net income	144.6	89.9	130.4	137.5	135.1
Preferred stock dividend	3.5	3.5	3.5	3.5	3.5

Net income available to common shareholders	$141.1	$86.4	$126.9	$134.0	$131.6

Earnings per common share:
Basic	$0.34	$0.21	$0.30	$0.31	$0.34
Diluted	0.34	0.21	0.30	0.31	0.33

(1)

In connection with the United Bank core system conversion in April 2020, approximately $400 million of loans secured by owner-occupied commercial properties were prospectively reclassified, at that time, from commercial real estate loans to commercial and industrial loans. Prior period interest income amounts were not restated to conform to the current presentation.

(2)	Provision for credit losses in 2020 reflects the application of the CECL standard and the impact of COVID-19.
(3)

Other non-interest income includes $7.6 million of non-operating income for the three months ended December 31, 2019. Total non-interest expense includes $4.6 million, $18.5 million, $17.9 million, $39.1 million and $5.0 million of non-operating expenses for the three months ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended September 30,
(in millions, except per common share data)	2020	2019
Interest and dividend income:
Commercial real estate	$382.5	$409.2
Commercial and industrial	329.5	328.7
Equipment financing	201.2	187.0
Residential mortgage	257.3	240.9
Home equity and other consumer	68.0	75.4

Total interest on loans	1,238.5	1,241.2
Securities	148.5	138.7
Loans held-for-sale	3.9	0.6
Short-term investments	2.6	3.8

Total interest and dividend income	1,393.5	1,384.3

Interest expense:
Deposits	157.1	270.0
Borrowings	18.9	58.6
Notes and debentures	24.5	26.1

Total interest expense	200.5	354.7

Net interest income	1,193.0	1,029.6
Provision for credit losses on loans (1)	141.4	21.0
Provision for credit losses on securities (1)	(0.3)	—

Net interest income after provision for credit losses	1,051.9	1,008.6

Non-interest income:
Bank service charges	72.8	78.6
Investment management fees	54.3	58.9
Operating lease income	36.8	38.1
Commercial banking lending fees	35.4	29.8
Insurance revenue	29.6	29.5
Cash management fees	24.3	21.2
Customer interest rate swap income, net	12.7	16.2
Other non-interest income	48.6	34.6

Total non-interest income	314.5	306.9

Non-interest expense:
Compensation and benefits	508.2	474.8
Occupancy and equipment	148.1	133.7
Professional and outside services	88.3	68.6
Amortization of other acquisition-related intangible assets	31.1	22.7
Operating lease expense	27.9	29.2
Regulatory assessments	25.8	18.8
Other non-interest expense	88.3	89.2

Total non-interest expense (2)	917.7	837.0

Income before income tax expense	448.7	478.5
Income tax expense	83.8	95.5

Net income	364.9	383.0
Preferred stock dividend	10.5	10.5

Net income available to common shareholders	$354.4	$372.5

Earnings per common share:
Basic	$0.84	$0.97
Diluted	0.84	0.96

(1)	Provision for credit losses in 2020 reflects the application of the CECL standard and the impact of COVID-19.
(2)

Total non-interest expense includes $41.0 million and $26.5 million of non-operating expenses for the nine months ended September 30, 2020 and 2019, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2020			June 30, 2020			September 30, 2019
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$841.5	$0.4	0.19%	$774.0	$0.2	0.14%	$218.7	$1.3	2.33%
Securities (2)	7,922.4	52.5	2.65	8,240.4	54.8	2.66	7,041.3	49.4	2.80
Loans:
Commercial real estate	13,853.1	110.5	3.19	14,095.2	122.4	3.48	12,194.8	136.6	4.48
Commercial and industrial	14,419.8	113.0	3.13	13,895.6	114.8	3.30	10,059.2	116.0	4.61
Equipment financing	4,876.4	65.4	5.37	4,933.8	67.6	5.48	4,640.6	65.3	5.63
Residential mortgage	9,408.0	82.4	3.51	9,821.4	85.1	3.46	9,392.7	84.9	3.62
Home equity and other consumer	2,296.0	19.9	3.47	2,407.1	20.1	3.34	2,029.2	24.7	4.88

Total loans	44,853.3	391.2	3.49	45,153.1	410.0	3.63	38,316.5	427.5	4.46

Total earning assets	53,617.2	$444.1	3.31%	54,167.5	$465.0	3.43%	45,576.5	$478.2	4.20%

Other assets	7,676.2			7,673.9			5,947.8

Total assets	$61,293.4			$61,841.4			$51,524.3

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$13,753.8	$—	—%	$12,852.8	$—	—%	$8,777.3	$—	—%
Savings, interest-bearing checking and money market	28,970.0	16.4	0.23	27,402.5	17.0	0.25	21,758.5	53.4	0.98
Time	6,817.8	20.1	1.18	8,191.4	24.7	1.21	8,121.6	38.8	1.91

Total deposits	49,541.6	36.5	0.29	48,446.7	41.7	0.34	38,657.4	92.2	0.95

Borrowings:
Federal Home Loan Bank advances	640.5	1.3	0.79	1,858.8	1.5	0.32	2,363.0	14.1	2.39
Customer repurchase agreements	382.6	0.2	0.18	357.2	0.2	0.24	290.1	0.6	0.86
Federal funds purchased	260.1	—	0.08	695.5	0.3	0.15	1,202.3	6.8	2.26

Total borrowings	1,283.2	1.5	0.46	2,911.5	2.0	0.27	3,855.4	21.5	2.23

Notes and debentures	1,014.0	7.4	2.92	1,013.8	8.3	3.29	913.8	8.5	3.73

Total funding liabilities	51,838.8	$45.4	0.35%	52,372.0	$52.0	0.40%	43,426.6	$122.2	1.13%

Other liabilities	1,653.3			1,712.6			1,019.1

Total liabilities	53,492.1			54,084.6			44,445.7
Stockholders’ equity	7,801.3			7,756.8			7,078.6

Total liabilities and stockholders’ equity	$61,293.4			$61,841.4			$51,524.3

Net interest income/spread (3)		$398.7	2.96%		$413.0	3.03%		$356.0	3.07%

Net interest margin			2.97%			3.05%			3.12%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $7.3 million, $7.4 million and $7.3 million for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2020			September 30, 2019
Nine months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$635.9	$2.6	0.55%	$211.9	$3.8	2.37%
Securities (2)	8,061.0	163.3	2.70	7,165.4	152.6	2.84
Loans:
Commercial real estate	14,219.8	382.5	3.59	12,037.6	409.2	4.53
Commercial and industrial	13,065.7	337.6	3.44	9,561.1	336.6	4.69
Equipment financing	4,908.5	201.2	5.47	4,504.1	187.0	5.54
Residential mortgage	9,820.4	258.0	3.50	9,077.5	241.5	3.55
Home equity and other consumer	2,475.7	70.7	3.81	2,029.1	75.4	4.95

Total loans	44,490.1	1,250.0	3.75	37,209.4	1,249.7	4.48

Total earning assets	53,187.0	$1,415.9	3.55%	44,586.7	$1,406.1	4.20%

Other assets	7,395.1			5,564.3

Total assets	$60,582.1			$50,151.0

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$12,233.7	$—	—%	$8,563.2	$—	—%
Savings, interest-bearing checking and money market	27,111.2	77.5	0.38	21,708.6	159.6	0.98
Time	8,046.8	79.6	1.32	7,842.4	110.4	1.88

Total deposits	47,391.7	157.1	0.44	38,114.2	270.0	0.94

Borrowings:
Federal Home Loan Bank advances	1,639.6	12.6	1.02	2,034.1	38.7	2.54
Federal funds purchased	847.7	5.4	0.85	1,005.6	18.2	2.41
Customer repurchase agreements	356.0	0.9	0.35	272.1	1.6	0.76
Other borrowings	—	—	—	4.4	0.1	1.86

Total borrowings	2,843.3	18.9	0.89	3,316.2	58.6	2.35

Notes and debentures	1,009.1	24.5	3.24	904.7	26.1	3.85

Total funding liabilities	51,244.1	$200.5	0.52%	42,335.1	$354.7	1.12%

Other liabilities	1,550.5			941.0

Total liabilities	52,794.6			43,276.1
Stockholders’ equity	7,787.5			6,874.9

Total liabilities and stockholders’ equity	$60,582.1			$50,151.0

Net interest income/spread (3)		$1,215.4	3.03%		$1,051.4	3.08%

Net interest margin			3.05%			3.14%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $22.4 million and $21.8 million for the nine months ended September 30, 2020 and 2019, respectively.

People’s United Financial, Inc.

As a result of adopting the CECL standard on January 1, 2020, People’s United’s prior distinction between the originated loan portfolio and the acquired loan portfolio is no longer necessary. Accordingly, prior period disclosures have been revised to conform to the current period presentation.

NON-PERFORMING ASSETS

(dollars in millions)	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019	Sept. 30, 2019
Non-accrual loans:
Commercial:
Commercial real estate	$85.3	$73.6	$53.5	$53.8	$28.6
Commercial and industrial	86.7	88.8	55.6	38.5	39.0
Equipment financing	49.0	48.6	42.5	47.7	43.2

Total Commercial	221.0	211.0	151.6	140.0	110.8

Retail:
Residential mortgage	62.9	62.6	66.6	63.3	48.8
Home equity	22.1	22.5	22.1	20.8	16.7
Other consumer	0.2	0.1	0.1	—	0.1

Total Retail	85.2	85.2	88.8	84.1	65.6

Total non-accrual loans (1)	306.2	296.2	240.4	224.1	176.4

Real estate owned:
Commercial	3.6	7.3	7.3	7.3	7.7
Residential	1.9	4.9	9.5	11.9	12.3

Total real estate owned	5.5	12.2	9.5	11.9	12.3

Repossessed assets	9.7	6.2	4.6	4.2	6.3

Total non-performing assets	$321.4	$314.6	$254.5	$240.2	$195.0

Non-accrual loans as a percentage of total loans	0.68%	0.65%	0.54%	0.51%	0.45%
Non-performing assets as a percentage of:
Total loans, real estate owned and repossessed assets	0.71	0.69	0.59	0.57	0.52
Tangible stockholders’ equity and allowance for credit losses	6.41	6.39	5.45	5.03	4.70

(1)

Reported net of government guarantees totaling $2.4 million at September 30, 2020, $2.9 million at June 30, 2020, $1.2 million at March 31, 2020, $1.3 million at December 31, 2019 and $1.4 million at September 30, 2019.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS

	Three Months Ended
(dollars in millions)	Sept 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019	Sept. 30, 2019
Allowance for credit losses:
Balance at beginning of period	$414.0	$341.7	$246.6	$246.0	$244.0

Charge-offs	(19.3)	(10.3)	(12.6)	(8.5)	(8.2)
Recoveries	2.0	1.8	2.0	1.8	2.4

Net loan charge-offs	(17.3)	(8.5)	(10.6)	(6.7)	(5.8)
Provision for credit losses	27.1	80.8	33.5	7.3	7.8
CECL transition adjustment	—	—	72.2	N/A	N/A

Balance at end of period	$423.8	$414.0	$341.7	$246.6	$246.0

Allowance for credit losses as a percentage of:
Total loans	0.94%	0.91%	0.77%	0.57%	0.63%
Non-accrual loans	138.4	139.8	142.2	110.0	139.5

N/A - not applicable

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(dollars in millions)	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019	Sept. 30, 2019
Commercial:
Commercial real estate	$4.1	$1.8	$3.4	$(0.1)	$(0.2)
Commercial and industrial	6.9	—	1.0	2.3	1.6
Equipment financing	6.2	5.2	3.9	4.2	4.2

Total	17.2	7.0	8.3	6.4	5.6

Retail:
Residential mortgage	(0.2)	—	0.8	(0.2)	—
Home equity	—	0.6	0.1	0.3	—
Other consumer	0.3	0.9	1.4	0.2	0.2

Total	0.1	1.5	2.3	0.3	0.2

Total net loan charge-offs	$17.3	$8.5	$10.6	$6.7	$5.8

Net loan charge-offs to average total loans (annualized)	0.15%	0.08%	0.10%	0.06%	0.06%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible common equity ratios, tangible book value per common share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible common equity ratio and tangible book value per common share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding operating lease expense, goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, the netting of operating lease expense and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income available to common shareholders those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) writedowns of banking house assets and related lease termination costs; (iv) severance-related costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per common share (“EPS”) is derived by determining the per common share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) diluted EPS, as reported. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible common equity is calculated by dividing operating earnings (annualized) by average tangible common equity. The operating common dividend payout ratio is calculated by dividing common dividends paid by operating earnings for the respective period.

Pre-provision net revenue is a useful financial measure as it enables an assessment of the Company’s ability to generate earnings to cover credit losses through a credit cycle as well as providing an additional basis for comparing the Company’s results of operation between periods by isolating the impact of the provision for credit losses, which can vary significantly between periods.

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per common share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Nine Months Ended
(dollars in millions)	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019	Sept. 30, 2019	Sept. 30, 2020	Sept. 30, 2019
Total non-interest expense	$293.6	$304.0	$320.1	$325.7	$281.4	$917.7	$837.0

Adjustments to arrive at operating non-interest expense:
Merger-related expenses	(4.6)	(18.5)	(17.9)	(22.6)	(5.0)	(41.0)	(26.5)
Intangible asset write-down	—	—	—	(16.5)	—	—	—

Total	(4.6)	(18.5)	(17.9)	(39.1)	(5.0)	(41.0)	(26.5)

Operating non-interest expense	289.0	285.5	302.2	286.6	276.4	876.7	810.5

Adjustments:
Amortization of other acquisition-related intangible assets	(10.2)	(10.2)	(10.7)	(9.8)	(8.0)	(31.1)	(22.7)
Operating lease expense	(9.3)	(8.8)	(9.8)	(9.6)	(9.9)	(27.9)	(29.2)
Other (1)	(5.1)	(1.9)	(1.9)	(1.6)	(1.4)	(8.9)	(4.6)

Total non-interest expense for efficiency ratio	$264.4	$264.6	$279.8	$265.6	$257.1	$808.8	$754.0

Net interest income (FTE basis)	$398.7	$413.0	$403.7	$390.3	$356.0	$1,215.4	$1,051.4
Total non-interest income	101.1	89.6	123.8	124.2	106.0	314.5	306.9

Total revenues	499.8	502.6	527.5	514.5	462.0	1,529.9	1,358.3
Adjustments:
Operating lease expense	(9.3)	(8.8)	(9.8)	(9.6)	(9.9)	(27.9)	(29.2)
BOLI FTE adjustment	0.8	1.0	0.8	0.7	0.5	2.6	1.8
Gain on sale of branches, net of expenses	—	—	—	(7.6)	—	—	—
Net security gains	—	—	—	(0.1)	—	—	(0.1)
Other (2)	(0.1)	—	(0.3)	(3.2)	0.1	(0.4)	0.4

Total revenues for efficiency ratio	$491.2	$494.8	$518.2	$494.7	$452.7	$1,504.2	$1,331.2

Efficiency ratio	53.8%	53.5%	54.0%	53.7%	56.8%	53.8%	56.6%

(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include certain franchise taxes and real estate owned expenses.
(2)

Items classified as “other” and (deducted from) added to total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains/losses associated with the sale of branch locations.

PRE-PROVISION NET REVENUE

	Three Months Ended					Nine Months Ended
(in millions)	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019	Sept. 30, 2019	Sept. 30, 2020	Sept. 30, 2019
Net interest income	$391.4	$405.6	$396.0	$382.7	$348.7	$1,193.0	$1,029.6
Non-interest income	101.1	89.6	123.8	124.2	106.0	314.5	306.9
Non-interest expense	(293.6)	(304.0)	(320.1)	(325.7)	(281.4)	(917.7)	(837.0)

Pre-provision net revenue	198.9	191.2	199.7	181.2	173.3	589.8	499.5
Non-operating income	—	—	—	(7.6)	—	—	—
Non-operating expense	4.6	18.5	17.9	39.1	5.0	41.0	26.5

Operating pre-provision net revenue	$203.5	$209.7	$217.6	$212.7	$178.3	$630.8	$526.0

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING EARNINGS

	Three Months Ended					Nine Months Ended
(dollars in millions, except per common share data)	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019	Sept. 30, 2019	Sept. 30, 2020 (1)	Sept. 30, 2019
Net income available to common shareholders	$141.1	$86.4	$126.9	$134.0	$131.6	$354.4	$372.5

Adjustments to arrive at operating earnings:
Merger-related expenses	4.6	18.5	17.9	22.6	5.0	41.0	26.5
Intangible asset write-down	—	—	—	16.5	—	—	—
Gain on sale of branches, net of expenses	—	—	—	(7.6)	—	—	—

Total pre-tax adjustments	4.6	18.5	17.9	31.5	5.0	41.0	26.5
Tax effect	(1.0)	(3.9)	(3.7)	(6.7)	(1.1)	(8.6)	(5.6)

Total adjustments, net of tax	3.6	14.6	14.2	24.8	3.9	32.4	20.9

Operating earnings	$144.7	$101.0	$141.1	$158.8	$135.5	$386.8	$393.4

Diluted EPS, as reported	$0.34	$0.21	$0.30	$0.31	$0.33	$0.84	$0.96

Adjustments to arrive at operating EPS:
Merger-related expenses	—	0.03	0.03	0.04	0.01	0.07	0.05
Intangible asset write-down	—	—	—	0.03	—	—	—
Gain on sale of branches, net of expenses	—	—	—	(0.01)	—	—	—

Total adjustments per common share	—	0.03	0.03	0.06	0.01	0.07	0.05

Operating EPS	$0.34	$0.24	$0.33	$0.37	$0.34	$0.91	$1.01

Average total assets	$61,293	$61,841	$58,603	$56,130	$51,524	$60,582	$50,151

Operating return on average assets (annualized)	0.94%	0.65%	0.96%	1.13%	1.05%	0.85%	1.05%

(1)	The sum of the quarterly amounts for certain line items may not equal the nine months amounts due to rounding.

OPERATING RETURN ON AVERAGE TANGIBLE COMMON EQUITY

	Three Months Ended					Nine Months Ended
(dollars in millions)	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019	Sept. 30, 2019	Sept. 30, 2020	Sept. 30, 2019
Operating earnings	$144.7	$101.0	$141.1	$158.8	$135.5	$386.8	$393.4

Average stockholders’ equity	$7,801	$7,757	$7,804	$7,654	$7,079	$7,788	$6,875
Less: Average preferred stock	244	244	244	244	244	244	244

Average common equity	7,557	7,513	7,560	7,410	6,835	7,544	6,631
Less: Average goodwill and average other acquisition-related intangible assets	3,249	3,259	3,269	3,226	3,069	3,259	3,005

Average tangible common equity	$4,308	$4,254	$4,291	$4,184	$3,766	$4,285	$3,626

Operating return on average tangible common equity (annualized)	13.4%	9.5%	13.2%	15.2%	14.4%	12.0%	14.5%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING COMMON DIVIDEND PAYOUT RATIO

	Three Months Ended					Nine Months Ended
(dollars in millions)	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019	Sept. 30, 2019	Sept. 30, 2020	Sept. 30, 2019
Common dividends paid	$75.7	$75.5	$77.3	$69.9	$69.9	$228.5	$204.9

Operating earnings	$144.7	$101.0	$141.1	$158.8	$135.5	$386.8	$393.4

Operating common dividend payout ratio	52.3%	74.8%	54.8%	44.0%	51.6%	59.1%	52.1%

TANGIBLE COMMON EQUITY RATIO

(dollars in millions)	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019	Sept. 30, 2019
Total stockholders’ equity	$7,831	$7,763	$7,726	$7,947	$7,131
Less: Preferred stock	244	244	244	244	244

Common equity	7,587	7,519	7,482	7,703	6,887
Less: Goodwill and other acquisition-related intangible assets	3,244	3,254	3,264	3,275	3,065

Tangible common equity	$4,343	$4,265	$4,218	$4,428	$3,822

Total assets	$60,871	$61,510	$60,433	$58,590	$52,072
Less: Goodwill and other acquisition-related intangible assets	3,244	3,254	3,264	3,275	3,065

Tangible assets	$57,627	$58,256	$57,169	$55,315	$49,007

Tangible common equity ratio	7.5%	7.3%	7.4%	8.0%	7.8%

TANGIBLE BOOK VALUE PER COMMON SHARE

(in millions, except per common share data)	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019	Sept. 30, 2019
Tangible common equity	$4,343	$4,265	$4,218	$4,428	$3,822

Common shares issued	533.67	533.59	533.47	532.83	487.59
Less: Shares classified as treasury shares	109.00	109.00	109.00	89.17	89.01

Common shares oustanding	424.67	424.59	424.47	443.66	398.58
Less: Unallocated ESOP shares	5.66	5.75	5.84	5.92	6.01

Common shares	419.01	418.84	418.63	437.74	392.57

Tangible book value per common share	$10.36	$10.18	$10.07	$10.12	$9.74